Exhibit 99.1
October 20, 2021
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2021 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported third quarter 2021 net income attributable to Knight-Swift of $206.2 million and Adjusted Net Income Attributable to Knight-Swift of $217.1 million. GAAP earnings per diluted share for the third quarter of 2021 were $1.23, compared to $0.71 for the third quarter of 2020. The Adjusted EPS was $1.30 for the third quarter of 2021, compared to $0.79 for the third quarter of 2020.

Key Financial Highlights
Each reportable segment grew revenue while improving margins, leading to consolidated revenue growth of 32.8%, excluding truckload fuel surcharge, and an improvement of 63.2% in consolidated operating income to $270.1 million in the third quarter of 2021, as compared to the same quarter last year. Net Income Attributable to Knight-Swift increased by 68.9% to $206.2 million.
•Truckload — 77.8% Adjusted Operating Ratio within our Truckload segment, a 350 basis point improvement as compared to the same quarter last year
•Logistics — 87.6% Adjusted Operating Ratio within our Logistics segment, a 980 basis point improvement, supported by a 130.0% increase in Logistics revenue, excluding intersegment transactions, as load counts grew by 60.7%, while revenue per load increased 43.1%.
•Intermodal — 91.5% Adjusted Operating Ratio within our Intermodal segment, an 820 basis point improvement, supported by 14.1% year-over-year revenue growth
•Less-than-Truckload ("LTL") — 87.5% Adjusted Operating Ratio, which represents the results of AAA Cooper Transportation ("ACT"). See discussion under "Recent Acquisition" below. On an annualized basis, the LTL segment represents approximately 12% of revenue within the four reportable segments.

	Quarter Ended September 30, [1]
	2021	2020	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,642,445	$1,210,406	35.7%
Revenue, excluding truckload fuel surcharge	$1,510,572	$1,137,313	32.8%
Operating income	$270,087	$165,461	63.2%
Adjusted Operating Income [2]	$283,108	$183,094	54.6%
Net income attributable to Knight-Swift	$206,178	$122,058	68.9%
Adjusted Net Income Attributable to Knight-Swift [2]	$217,080	$134,618	61.3%
Earnings per diluted share	$1.23	$0.71	73.2%
Adjusted EPS [2]	$1.30	$0.79	64.6%
1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.

Dave Jackson, CEO of Knight-Swift, commented, "We continue to invest in the diversification of our business through our Truckload, Logistics, Intermodal, LTL, and other developing businesses, including our warehousing activities and expanded services to third-party carriers. This diversification has allowed us to grow revenue and earnings across multiple segments and we expect will lead to earnings growth in 2022. We continue to generate meaningful free cash flow that we plan to invest in both organic and inorganic growth into the future that will support our expansion into LTL as well as third-party carrier services. We are appreciative of our drivers and supporting team members across all of our brands, who are the foundation of our company and continuously work together to safely move goods throughout the supply chain."
Recent Acquisition — On July 5, 2021, we acquired Dothan, Alabama-based ACT, a leading LTL carrier that also offers dedicated contract carriage and ancillary services. The results of ACT beginning July 5, 2021 are included within the LTL segment in our consolidated results.
Other Income, net — We earned $4.1 million of income within "Other income, net" in the condensed consolidated statements of comprehensive income in the third quarter of 2021, representing a $3.4 million decrease compared to $7.5 million in the third quarter of 2020. The year-over-year change was driven by lower gains recognized within our portfolio of investments, as well as a third quarter 2021 write-off of deferred debt issuance costs from replacing our previous term loan and credit facility with a new credit facility (discussed under "Liquidity and Capitalization" below).
Income Taxes — The effective tax rate was 22.8% for the third quarter of 2021, compared to 28.1% for the third quarter of 2020. The current quarter effective tax rate was favorably impacted by a reduction in state deferred taxes due to the ACT acquisition. We expect the full-year 2021 effective tax rate to be approximately 25%.
Dividend — On July 29, 2021 our board of directors declared a quarterly cash dividend of $0.10 per share of common stock. The dividend was payable to the Company's stockholders of record as of September 3, 2021 and was paid on September 27, 2021.

Segment Financial Performance
Truckload Segment

	Quarter Ended September 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$933,205	$902,592	3.4%
Operating income	$206,543	$168,781	22.4%
Adjusted Operating Income [1]	$206,866	$169,105	22.3%
Operating ratio	80.2%	82.7%	(250	bps)
Adjusted Operating Ratio [1]	77.8%	81.3%	(350	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Truckload segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands with 12,937 irregular route tractors and 4,930 dedicated tractors. The Adjusted Operating Ratio improved by 350 basis points to 77.8%, leading to a 22.3% improvement in Adjusted Operating Income. Year-over-year revenue, excluding fuel surcharge and intersegment transactions, grew by 3.4% in the third quarter. A 24.9% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions, partially offset by a 13.6% decrease in miles per tractor, contributed to a 6.8% increase in average revenue per tractor. Shipping demand remains strong throughout all markets. We have experienced more opportunities in shorter length of haul lanes, which have resulted in higher revenue per mile but fewer miles per tractor. These opportunities ultimately contributed to higher revenue per tractor and improved margins.

2

Logistics Segment

	Quarter Ended September 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$221,374	$96,237	130.0%
Operating income	$27,128	$2,478	994.8%
Adjusted Operating Income [1]	$27,462	$2,478	1,008.2%
Operating ratio	88.0%	97.5%	(950	bps)
Adjusted Operating Ratio [1]	87.6%	97.4%	(980	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Demand for our logistics service offering continued to grow throughout the quarter, as we continue to leverage our fleet of over 60,000 trailers in our Power-only service offering. Logistics revenue increased 130.0% as we grew load count by 60.7%, while increasing revenue per load by 43.1%. The Adjusted Operating Ratio improved to 87.6%, resulting in a 1,008.2% increase in Adjusted Operating Income. Brokerage gross margin was 18.1% in the third quarter of 2021, compared to 11.0% in the third quarter of 2020.
Within our Power-only service offering, revenue grew by 333.9% as a result of an 84.1% increase in load volumes. Our Power-only service offering represented approximately 35% of brokerage load volumes during the third quarter of 2021. Through our Select platform, we digitally matched more than 4,500 carriers with available capacity to available loads during the third quarter of 2021.
Intermodal Segment

	Quarter Ended September 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$112,754	$98,808	14.1%
Operating income	$9,544	$250	3,717.6%
Adjusted Operating Income [1]	$9,544	$250	3,717.6%
Operating ratio	91.5%	99.7%	(820	bps)
Adjusted Operating Ratio [1]	91.5%	99.7%	(820	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Revenue grew by 14.1% while the Adjusted Operating Ratio improved from 99.7% to 91.5%, resulting in a $9.3 million increase in operating income. Continued rail congestion and rail allocations resulted in a reduction in load count, but contributed to a 25.9% increase in revenue per load. Intermodal is exhibiting strong momentum, and we expect operational improvements in cost structure and network design as we transition to a new western rail partner in the coming quarters. To position Intermodal for continued growth, we plan to add approximately 1,000 containers over the next two quarters.

3

LTL Segment 1

Quarter Ended September 30,
2021
(Dollars in thousands)
Revenue, excluding fuel surcharge	$167,900
Operating income	$17,469
Adjusted Operating Income [2]	$20,967
Operating ratio	90.9%
Adjusted Operating Ratio [2]	87.5%

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment, which operates across approximately 70 facilities with a door count of over 3,400, generated $167.9 million in revenue, excluding fuel surcharge and an 87.5% Adjusted Operating Ratio during the third quarter of 2021. During the quarter, our LTL segment earned revenue per hundredweight of $12.44, a 6.9% increase over the third quarter of 2020, while revenue per shipment, excluding fuel surcharge increased 7.9% to $138.27.
We are pleased with the results of ACT and we are encouraged with the synergy opportunities the teams have identified and expect to improve the cost structure as well as capitalize on network and revenue opportunities. We feel confident we are on pace to achieve our goal of an 85% Adjusted Operating Ratio in the coming years.
Non-reportable Segments

	Quarter Ended September 30,
	2021	2020	Change
	(Dollars in thousands)
Total revenue	$89,393	$56,610	57.9%
Operating income (loss)	$9,403	$(6,048)	255.5%

The non-reportable segments include support services provided to our customers, independent contractors, and third party carriers (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, certain warehousing activities, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 merger). Revenue growth and improved profitability within the non-reportable segments is related to revenue and margin improvement in our warehousing activities, expanded services to third-party carriers, (including Iron Truck Services), and increased demand for our equipment leasing services.

4

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date September 30,
	2021	2020	Change
	(In thousands)
Net cash provided by operating activities	$817,524	$655,019	$162,505
Net cash used in investing activities	(1,548,757)	(335,602)	(1,213,155)
Net cash provided by (used in) financing activities	873,309	(243,138)	1,116,447
Net increase in cash, restricted cash, and equivalents [2]	$142,076	$76,279	$65,797
Net capital expenditures	$(196,064)	$(276,144)	$80,080

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of September 30, 2021, we had a balance of $1.1 billion of unrestricted cash and available liquidity and $6.3 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $1.8 billion as of September 30, 2021, which is a $1.1 billion increase from December 31, 2020. On July 5, 2021, we acquired ACT and borrowed $1.2 billion to finance the transaction (the "2021 Term Loan"). The 2021 Term Loan, as well as our previous $1.1 billion unsecured credit facility, was replaced in September 2021 in connection with entry into our $2.3 billion unsecured credit facility. Free cash flow3 for the year-to-date period ended September 30, 2021 was $621.5 million (computed as net cash provided by operating activities, less net capital expenditures). During the year-to-date period ended September 30, 2021, we generated $817.5 million in operating cash flows, reduced our operating lease liabilities by $37.4 million, paid down our finance lease liabilities by $73.8 million, spent $1.3 billion on three acquisitions, and returned $53.7 million in share repurchases and $46.9 million in dividends to our stockholders.
Equipment and Capital Expenditures — Gain on sale of revenue equipment increased to $22.1 million in the third quarter of 2021, compared to $1.7 million in the same quarter of 2020. The average age of the tractor fleet within our Truckload Segment was 2.4 years in the third quarter of 2021, compared to 2.1 years in the same quarter of 2020. The average age of the tractor fleet within our LTL segment was 4.0 years in the third quarter of 2021. Capital expenditures, net of disposal proceeds, were $196.1 million for year-to-date September 30, 2021. We expect net cash capital expenditures, including net cash capital expenditures of ACT, will be in the range of $450.0 – $470.0 million for full-year 2021. This is an update from our previously-disclosed range of $500.0 – $550.0 million, as we received less revenue equipment than ordered during the year. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investment in our terminal network, driver amenities, and technology.
Guidance — We expect that Adjusted EPS4 for full-year 2021 will range from $4.50 to $4.55, which is an update from our previously-disclosed range of $3.90 to $4.05. Our expected Adjusted EPS4 range considers the expected future earnings of ACT and UTXL and is also based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the third quarter 2021 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS4 guidance.
________
3Free cash flow is a non-GAAP measure.
4Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.25 for full-year 2021), as well as noncash impairments and certain other unusual items, if any.

5

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple truckload transportation and logistics services, as well as LTL services through ACT (beginning in July 2021). Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, or any impacts of the COVID-19 global pandemic or other similar outbreaks; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,
•future dividends,
•future effective tax rates,
•future performance of our reportable segments, including network design and cost structure within our Intermodal segment and expected Adjusted Operating Ratio within our LTL segment,
•future capital structure, capital allocation, growth strategies and opportunities, and liquidity, and
•future capital expenditures, including nature and funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

6

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload fuel surcharge	$1,510,572	$1,137,313	$3,856,549	$3,162,005
Truckload fuel surcharge	131,873	73,093	324,611	233,897
Total revenue	1,642,445	1,210,406	4,181,160	3,395,902
Operating expenses:
Salaries, wages, and benefits	500,673	376,923	1,248,656	1,097,067
Fuel	146,422	104,703	390,713	312,939
Operations and maintenance	86,951	69,964	226,334	204,435
Insurance and claims	73,757	45,186	188,176	144,768
Operating taxes and licenses	27,475	21,475	71,240	64,527
Communications	6,612	5,069	16,284	14,845
Depreciation and amortization of property and equipment	138,570	115,664	382,091	340,486
Amortization of intangibles	15,719	11,473	39,452	34,421
Rental expense	12,002	19,700	42,265	67,447
Purchased transportation	352,061	245,102	914,448	670,485
Impairments	—	—	—	1,255
Miscellaneous operating expenses	12,116	29,686	38,040	73,480
Total operating expenses	1,372,358	1,044,945	3,557,699	3,026,155
Operating income	270,087	165,461	623,461	369,747
Other (expenses) income:
Interest income	245	326	809	1,595
Interest expense	(7,179)	(3,232)	(13,972)	(13,360)
Other income, net	4,072	7,484	37,017	9,476
Total other (expenses) income, net	(2,862)	4,578	23,854	(2,289)
Income before income taxes	267,225	170,039	647,315	367,458
Income tax expense	61,059	47,835	158,171	99,204
Net income	206,166	122,204	489,144	268,254
Net income (loss) attributable to noncontrolling interest	12	(146)	(372)	(581)
Net income attributable to Knight-Swift	$206,178	$122,058	$488,772	$267,673
Other comprehensive loss	(878)	—	(878)	—
Comprehensive income	$205,300	$122,058	$487,894	$267,673

Earnings per share:
Basic	$1.24	$0.72	$2.95	$1.57
Diluted	$1.23	$0.71	$2.93	$1.57

Dividends declared per share:	$0.10	$0.08	$0.28	$0.24

Weighted average shares outstanding:
Basic	165,966	170,205	165,823	170,257
Diluted	167,106	171,028	166,936	171,035
________
1The reported results do not include the results of operations of ACT and its subsidiary prior to its acquisition by Knight-Swift on July 5, 2021 in accordance with the accounting treatment applicable to the transaction.

7

Condensed Consolidated Balance Sheets (Unaudited)[1]

	September 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$269,694	$156,699
Cash and cash equivalents – restricted	68,019	39,328
Restricted investments, held-to-maturity, amortized cost	7,140	9,001
Trade receivables, net of allowance for doubtful accounts of $21,811 and $22,093, respectively	830,402	578,479
Contract balance – revenue in transit	22,950	14,560
Prepaid expenses	76,697	71,649
Assets held for sale	20,330	29,756
Income tax receivable	46,899	2,903
Other current assets	62,334	20,988
Total current assets	1,404,465	923,363
Property and equipment, net	3,456,335	2,992,652
Operating lease right-of-use assets	102,230	113,296
Goodwill	3,461,898	2,922,964
Intangible assets, net	1,793,924	1,389,245
Other long-term assets	136,130	126,482
Total assets	$10,354,982	$8,468,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$177,634	$101,001
Accrued payroll and purchased transportation	227,016	160,888
Accrued liabilities	134,002	88,894
Claims accruals – current portion	200,159	174,928
Finance lease liabilities – current portion	78,266	52,583
Operating lease liabilities – current portion	35,464	47,496
Accounts receivable securitization – current portion	—	213,918
Total current liabilities	852,541	839,708
Revolving line of credit	300,000	210,000
Long-term debt – less current portion	1,238,022	298,907
Finance lease liabilities – less current portion	208,556	138,243
Operating lease liabilities – less current portion	69,401	69,852
Accounts receivable securitization – less current portion	278,428	—
Claims accruals – less current portion	200,493	174,814
Deferred tax liabilities	856,926	815,941
Other long-term liabilities	45,175	48,497
Total liabilities	4,049,542	2,595,962
Stockholders’ equity:
Common stock	1,660	1,665
Additional paid-in capital	4,344,894	4,301,424
Accumulated other comprehensive loss	(878)	—
Retained earnings	1,946,984	1,566,759
Total Knight-Swift stockholders' equity	6,292,660	5,869,848
Noncontrolling interest	12,780	2,192
Total stockholders’ equity	6,305,440	5,872,040
Total liabilities and stockholders’ equity	$10,354,982	$8,468,002
________
1The reported balances include ACT as of September 30, 2021

8

Segment Operating Statistics (Unaudited)

	Quarter Ended September 30,				Year-to-Date September 30,
	2021	2020		Change	2021	2020		Change
Truckload
Average revenue per tractor [1]	$52,231	$48,884		6.8%	$149,026	$137,736		8.2%
Non-paid empty miles percentage	13.5%	12.6%	90	bps	13.1%	13.1%	—	bps
Average length of haul (miles)	398	436		(8.7%)	407	427		(4.7%)
Miles per tractor	20,233	23,422		(13.6%)	62,083	68,729		(9.7%)
Average tractors	17,867	18,464		(3.2%)	18,041	18,439		(2.2%)
Average trailers	60,361	58,310		3.5%	60,396	57,716		4.6%

Logistics
Revenue per load [2]	$2,513	$1,756		43.1%	$2,261	$1,518		48.9%
Gross margin	18.1%	11.0%	710	bps	16.5%	13.5%	300	bps

Intermodal
Average revenue per load [2]	$2,902	$2,305		25.9%	$2,682	$2,291		17.1%
Load count	38,856	42,862		(9.3%)	124,897	120,520		3.6%
Average tractors	609	548		11.1%	605	573		5.6%
Average containers	10,842	10,852		(0.1%)	10,843	10,522		3.1%

LTL 3 4
Shipments per day	16,430	N/A		N/A	16,430	N/A		N/A
Weight per shipment (pounds)	1,111	N/A		N/A	1,111	N/A		N/A
Average length of haul (miles)	515	N/A		N/A	515	N/A		N/A
Revenue per shipment	$157.55	N/A		N/A	$157.55	N/A		N/A
Revenue xFSR per shipment	$138.27	N/A		N/A	$138.27	N/A		N/A
Revenue per hundredweight	$14.18	N/A		N/A	$14.18	N/A		N/A
Revenue xFSR per hundredweight	$12.44	N/A		N/A	$12.44	N/A		N/A
Average tractors	1,999	N/A		N/A	1,999	N/A		N/A

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Computed with revenue, excluding intersegment transactions
3Operating statistics within the LTL segment exclude dedicated and other businesses
4Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.

9

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,642,445	$1,210,406	$4,181,160	$3,395,902
Total operating expenses	(1,372,358)	(1,044,945)	(3,557,699)	(3,026,155)
Operating income	$270,087	$165,461	$623,461	$369,747
Operating ratio	83.6%	86.3%	85.1%	89.1%

Non-GAAP Presentation
Total revenue	$1,642,445	$1,210,406	$4,181,160	$3,395,902
Truckload fuel surcharge	(131,873)	(73,093)	(324,611)	(233,897)
Revenue, excluding truckload fuel surcharge	1,510,572	1,137,313	3,856,549	3,162,005

Total operating expenses	1,372,358	1,044,945	3,557,699	3,026,155
Adjusted for:
Truckload fuel surcharge	(131,873)	(73,093)	(324,611)	(233,897)
Amortization of intangibles [3]	(15,719)	(11,473)	(39,452)	(34,421)
Impairments [4]	—	—	—	(1,255)
Legal accruals [5]	5,005	(6,160)	2,884	(6,160)
COVID-19 incremental costs [6]	—	—	—	(12,259)
Transaction fees [7]	(2,307)	—	(2,966)	—
Adjusted Operating Expenses	1,227,464	954,219	3,193,554	2,738,163
Adjusted Operating Income	$283,108	$183,094	$662,995	$423,842
Adjusted Operating Ratio	81.3%	83.9%	82.8%	86.6%

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1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition, and other acquisitions.
4    "Impairments" reflects the non-cash impairment of certain tractors (within the Truckload segment) and certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market during the second quarter of 2020, as well as impairment charges of trailer tracking equipment (within the Truckload segment) during the first quarter of 2020.
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect costs related to certain class action lawsuits arising from employee and contract related matters. During the third quarter of 2021, the Company reversed an accrued legal matter previously identified as probable in 2019. This was based on the recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred.
6    "COVID-19 incremental costs" reflects costs incurred during 2020 that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These include payroll premiums paid to our drivers and shop mechanics, additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.
7    "Transaction fees" consisted of legal and professional fees associated with the acquisitions of UTXL and ACT. The transaction fees are included within "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$206,178	$122,058	$488,772	$267,673
Adjusted for:
Income tax expense attributable to Knight-Swift	61,059	47,835	158,171	99,204
Income before income taxes attributable to Knight-Swift	267,237	169,893	646,943	366,877
Amortization of intangibles [3]	15,719	11,473	39,452	34,421
Impairments [4]	—	—	—	1,255
Legal accruals [5]	(5,005)	6,160	(2,884)	6,160
COVID-19 incremental costs [6]	—	—	—	12,259
Transaction fees [7]	2,307	—	2,966	—
Write-off of deferred debt issuance costs [8]	1,024	—	1,024	—
Adjusted income before income taxes	281,282	187,526	687,501	420,972
Provision for income tax expense at effective rate	(64,202)	(52,908)	(167,990)	(113,651)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$217,080	$134,618	$519,511	$307,321

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Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended September 30,		Year-to-Date September 30,
	2021	2020	2021	2020
GAAP: Earnings per diluted share	$1.23	$0.71	$2.93	$1.57
Adjusted for:
Income tax expense attributable to Knight-Swift	0.37	0.28	0.95	0.58
Income before income taxes attributable to Knight-Swift	1.60	0.99	3.88	2.15
Amortization of intangibles [3]	0.09	0.07	0.24	0.20
Impairments [4]	—	—	—	0.01
Legal accruals [5]	(0.03)	0.04	(0.02)	0.04
COVID-19 incremental costs [6]	—	—	—	0.07
Transaction fees [7]	0.01	—	0.02	—
Write-off of deferred debt issuance costs [8]	0.01	—	0.01	—
Adjusted income before income taxes	1.68	1.10	4.12	2.46
Provision for income tax expense at effective rate	(0.38)	(0.31)	(1.01)	(0.66)
Non-GAAP: Adjusted EPS	$1.30	$0.79	$3.11	$1.80

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 7.
8"Write-off of deferred debt issuance costs" is included within "Other income, net" in the condensed consolidated statement of comprehensive income for the third quarter of 2021. The loss was incurred as a result of replacing the 2017 Debt Agreement with the 2021 Debt Agreement in September 2021.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended September 30,		Year-to-Date September 30,
Truckload Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,041,332	$975,881	$2,990,137	$2,774,311
Total operating expenses	(834,789)	(807,100)	(2,456,654)	(2,390,408)
Operating income	$206,543	$168,781	$533,483	$383,903
Operating ratio	80.2%	82.7%	82.2%	86.2%
Non-GAAP Presentation
Total revenue	$1,041,332	$975,881	$2,990,137	$2,774,311
Fuel surcharge	(107,867)	(73,093)	(300,605)	(233,897)
Intersegment transactions	(260)	(196)	(953)	(705)
Revenue, excluding fuel surcharge and intersegment transactions	933,205	902,592	2,688,579	2,539,709

Total operating expenses	834,789	807,100	2,456,654	2,390,408
Adjusted for:
Fuel surcharge	(107,867)	(73,093)	(300,605)	(233,897)
Intersegment transactions	(260)	(196)	(953)	(705)
Amortization of intangibles [2]	(323)	(324)	(971)	(972)
Impairments [3]	—	—	—	(1,055)
COVID-19 incremental costs [4]	—	—	—	(12,146)
Adjusted Operating Expenses	726,339	733,487	2,154,125	2,141,633
Adjusted Operating Income	$206,866	$169,105	$534,454	$398,076
Adjusted Operating Ratio	77.8%	81.3%	80.1%	84.3%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

	Quarter Ended September 30,		Year-to-Date September 30,
Logistics Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$226,338	$99,018	$511,962	$248,320
Total operating expenses	(199,210)	(96,540)	(462,901)	(239,085)
Operating income	$27,128	$2,478	$49,061	$9,235
Operating ratio	88.0%	97.5%	90.4%	96.3%
Non-GAAP Presentation
Total revenue	$226,338	$99,018	$511,962	$248,320
Intersegment transactions	(4,964)	(2,781)	(12,699)	(8,260)
Revenue, excluding intersegment transactions	221,374	96,237	499,263	240,060

Total operating expenses	199,210	96,540	462,901	239,085
Adjusted for:
Intersegment transactions	(4,964)	(2,781)	(12,699)	(8,260)
Amortization of intangibles [2]	(334)	—	(431)	—
Adjusted Operating Expenses	193,912	93,759	449,771	230,825
Adjusted Operating Income	$27,462	$2,478	$49,492	$9,235
Adjusted Operating Ratio	87.6%	97.4%	90.1%	96.2%

	Quarter Ended September 30,		Year-to-Date September 30,
Intermodal Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$112,801	$98,859	$335,245	$276,410
Total operating expenses	(103,257)	(98,609)	(316,432)	(283,372)
Operating income (loss)	$9,544	$250	$18,813	$(6,962)
Operating ratio	91.5%	99.7%	94.4%	102.5%
Non-GAAP Presentation
Total revenue	$112,801	$98,859	$335,245	$276,410
Intersegment transactions	(47)	(51)	(226)	(281)
Revenue, excluding intersegment transactions	112,754	98,808	335,019	276,129

Total operating expenses	103,257	98,609	316,432	283,372
Adjusted for:
Intersegment transactions	(47)	(51)	(226)	(281)
COVID-19 incremental costs [3]	—	—	—	(113)
Adjusted Operating Expenses	103,210	98,558	316,206	282,978
Adjusted Operating Income (Loss)	$9,544	$250	$18,813	$(6,849)
Adjusted Operating Ratio	91.5%	99.7%	94.4%	102.5%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

LTL Segment [2]	Quarter and Year-to-Date September 30, 2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$191,906
Total operating expenses	(174,437)
Operating income	$17,469
Operating ratio	90.9%
Non-GAAP Presentation
Total revenue	$191,906
Fuel surcharge	(24,006)
Revenue, excluding fuel surcharge	167,900

Total operating expenses	174,437
Adjusted for:
Fuel surcharge	(24,006)
Amortization of intangibles [3]	(3,498)
Adjusted Operating Expenses	146,933
Adjusted Operating Income	$20,967
Adjusted Operating Ratio	87.5%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT acquisition.

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